UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2014
Date of Report (Date of earliest event reported)

Washington Prime Group Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-36252	46-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7315 Wisconsin Avenue Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

(240) 630-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Executive Officer. Effective September 8, 2014 (the “Effective Date”), Butch Knerr was appointed as Executive Vice President and Chief Operating Officer of Washington Prime Group Inc. (the “Company”). Mr. Knerr previously served as Executive Vice-President of Leasing of Simon Property Group, Inc. (“Simon”), and he was a member of Simon’s Leasing Executive Committee.

The Company’s press release announcing Mr. Knerr’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement. On the Effective Date, the Company executed an employment agreement with Mr. Knerr. The employment agreement provides for an initial three-year employment term, commencing on the Effective Date, with automatic one-year renewals at the end of that term and each year thereafter unless either party provides notice to the other, at least 30 days prior to the next renewal date, that the term will not be extended.

Pursuant to the employment agreement, in the event that Mr. Knerr’s employment is terminated by the Company other than for Cause or by Mr. Knerr for Good Reason, and Mr. Knerr has executed (and not revoked) a general release of claims against the Company and the period in which such release may be revoked has expired (not later than thirty 30 days after the date of termination), Mr. Knerr will receive payments and benefits from the Company on the fifth business day after the expiration of the release execution and revocation period as follows: (a) in the event a Change in Control has not occurred within 24 months prior to Mr. Knerr’s termination of employment, the Company will make to Mr. Knerr a lump sum cash payment equal to his annual base salary in effect immediately prior to the date of termination; or (b) in the event a Change in Control has occurred within 24 months prior to his termination of employment, the Company will make to Mr. Knerr a lump sum cash payment equal to the sum of his annual base salary in effect immediately prior to the date of termination and his target annual bonus for the year in which the date of termination occurs and, unless otherwise agreed to by Mr. Knerr, any service-based vesting conditions with respect to any outstanding long-term incentive awards held by Mr. Knerr will be waived.  The definitions of “Cause,” “Good Reason” and “Change in Control” are set forth in the employment agreement.

The employment agreement provides that Mr. Knerr will receive an annual base salary of $495,000, subject to increase from time to time. The employment agreement provides that he will be eligible for an annual bonus under the Company’s annual incentive plan, with a target annual bonus initially established at 150% to 200% of his base salary.

In addition, under the employment agreement, Mr. Knerr is eligible to participate in long-term cash and equity incentive plans and programs, if available, applicable generally to executives of the Company and to participate in welfare benefit and fringe benefit plans, practices, policies and programs provided by the Company, if available.

The foregoing is only a summary of certain terms of the employment agreement and is qualified in its entirety by Exhibit 10.1, filed herewith and incorporated herein by reference.

LTIP Awards. Mr. Knerr received a grant of 30,000 long-term incentive performance units (“Officer Inducement LTIP Units”) of Washington Prime Group, L.P. (the “Partnership”) on August 25, 2014, subject to his appointment. Subject to certain exceptions, 25% of the Officer Inducement LTIP Units will become vested on each of the first four anniversaries of the award date. Also, on August 25, 2014, the Company awarded LTIP units subject to performance conditions (“Officer Performance LTIP Units”) to Mr. Knerr in a maximum total amount of up to 45,000 units. The Officer Performance LTIP Units relate to the following performance periods: from May 28, 2014 to (i) December 31, 2015, (ii) December 31, 2016, and (iii) December 31, 2017, in each case, subject to the officer’s continued employment through the applicable vesting date. The terms and conditions of the Officer Inducement LTIP Units and the Officer Performance LTIP Units were described in the Company’s Form 8-K report filed on August 28, 2014.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits

Exhibit	Description

10.1	Employment Agreement with Butch Knerr dated as of September 8, 2014

10.2	Form of Series 2014B LTIP Unit Award Agreements with Officers (incorporated by reference to Form 8-K filed August 28, 2014)

10.3	Certificate of Designation of Series 2014B LTIP Units of Washington Prime Group, L.P. (incorporated by reference to Form 8-K filed August 28, 2014)

10.4	Terms and Conditions of the Grant of Special Performance LTIP Units to Officers (incorporated by reference to Form 8-K filed August 28, 2014)

99.1	Press Release dated September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON PRIME GROUP INC.

By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Secretary and General Counsel

Date: September 8, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement with Butch Knerr dated as of September 8, 2014

10.2	Form of Series 2014B LTIP Unit Award Agreements with Officers (incorporated by reference to Form 8-K filed August 28, 2014)

10.3	Certificate of Designation of Series 2014B LTIP Units of Washington Prime Group, L.P. (incorporated by reference to Form 8-K filed August 28, 2014)

10.4	Terms and Conditions of the Grant of Special Performance LTIP Units to Officers (incorporated by reference to Form 8-K filed August 28, 2014)

99.1	Press Release dated September 8, 2014